UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 11, 2009

     Hampton Roads Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01      Regulation FD Disclosure.

On October 30, 2009, Hampton Roads Bankshares, Inc. (the “Company”) issued a press release announcing its plan to offer to exchange outstanding shares of Series A and Series B preferred stock (the “Preferred Stock”) for newly issued shares of common stock (the “Exchange Offers”). In its determination of the valuation of the Preferred Stock for purposes of the proposed Exchange Offers, the Board of Directors considered the attached fairness opinion of Sandler O’Neill & Partners, L.P. (the “Fairness Opinion”). A copy of the Fairness Opinion is being furnished hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Number	Exhibit

99.1	Fairness Opinion of Sandler O’Neill & Partners, L.P., dated November 11, 2009

The tender offers described in this Current Report on Form 8-K (this “Report”) and the exhibit attached hereto have not yet commenced. The description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The Company will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (“SEC”) upon the commencement of the Exchange Offers. Eligible holders of Preferred Stock should read the Tender Offer Statement on Schedule TO and other related materials when those materials become available, because they will contain important information about the Exchange Offers.

The written materials described above and other documents filed by the Company with the SEC are available free of charge from the SEC’s website at www.sec.gov. In addition, free copies of these documents may also be obtained by directing a written request to: Hampton Roads Bankshares, Inc., John A.B. Davies, Jr., President and Chief Executive Officer, Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: December 8, 2009	By:	/s/ John A.B. Davies, Jr.
John A.B. Davies, Jr.
President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Fairness Opinion of Sandler O’Neill & Partners, L.P., dated November 11, 2009